Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“AGREEMENT”), dated as of April 6, 2016 is entered into by and among (a) Telefonaktiebolaget L M Ericsson (publ), a company duly established under the laws of Sweden, with registration number 556016-0680, having its registered office at SE-164 83 Stockholm, Sweden (“LME”), (b) Cluster LLC, a Delaware limited liability company (“E Sub”), (c) Unwired Planet, Inc., a Delaware corporation (“UP”), (d) Unwired Planet IP Holdings, Inc., a Delaware corporation (“UP Sub 1”), (e) Unwired Planet IP Manager, LLC, a Delaware limited liability company (“UP Sub 2” and collectively with UP Sub 1, the “UP Subs”), (f) Unwired Planet, LLC, a Nevada limited liability company (“UPLLC”), and (g) Unwired Planet International Limited, an Irish limited liability company (“UP International”). LME and E Sub are collectively referred to herein as the “Ericsson Parties”; and UP, the UP Subs, UPLLC and UP International are collectively referred to herein as the “UP Parties;” together with the Ericsson Parties, the “Parties.”

WHEREAS, on January 10, 2013 the Ericsson Parties and the UP Parties executed a Master Sale Agreement (the “MSA”) and certain associated agreements and documents by which the Ericsson Parties transferred ownership of certain patents and patent applications to UPLLC and UP International; and

WHEREAS, the parties to the MSA executed two subsequent amendments, dated February 27, 2014 (the “First Amendment”) and dated September 17, 2014 (the “Second Amendment”), in which the rights and obligations of the respective parties were revised and clarified; and

WHEREAS, under the terms of the MSA, as amended, the UP Parties agreed to take certain actions and refrain from taking certain actions with respect to UPLLC and UP International; and

WHEREAS, UP is now prepared to execute a Purchase and Sale Agreement (the “PSA”), in form and substance satisfactory to the Parties, with Optis UP Holdings, LLC (“Pan Optis”) to sell the UP Subs, UPLLC and UP International to PanOptis; and

WHEREAS, it is understood by the Parties that the PSA will contemplate that during the time between the execution of the PSA and the closing (the “Closing”) of the transaction contemplated and defined therein (the “PSA Contract Period”), which Closing is contemplated to occur on or before July 31, 2016, UP will cause UPLLC and UP International to continue to operate in the normal course of business, which may include incurring legal fees arising from litigation now pending in the UK and in Germany; and

WHEREAS, UP has stated, however, that it intends to transfer or cause to be transferred to UPLLC or UP International only those funds specified in the PSA for the EIP Amount and the settlement agreement dated January 29, 2016 with McKool Smith, but no other funds, during the PSA Contract Period, including to cover any accounts payable; and

WHEREAS, under the terms of the PSA, it is anticipated that PanOptis will assume responsibility for all outstanding accounts payable arising from the operation of UPLLC and UP International from January 1, 2016 to the Closing;

WHEREAS, if the Closing does not occur, however, UP has agreed that it will cause all outstanding accounts payable to be paid by either paying such amounts directly or transferring funds to UPLLC and/or UP International so that one or the other subsidiary shall pay such amounts;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Ericsson Parties and the UP Parties agree as follows:

1. Forbearance. Effective upon the execution and delivery of the PSA by the parties thereto and subject to the terms and conditions of this Agreement, the MSA, the First Amendment and the Second Amendment, Ericsson agrees to forbear from taking any steps to enforce the terms of the MSA and any related agreements in respect of UP’s obligation to transfer funds to UPLLC or UP International until the earlier of (i) the Closing, (ii) July 31, 2016, (iii) the termination of the PSA in accordance with its terms, (iv) the occurrence of any other Trigger Event under the MSA or any Ancillary Agreements, (v) the commencement of bankruptcy or insolvency proceedings for any of the UP Parties, (vi) the sale or other transfer of any of the UP Parties, other than as contemplated by the PSA (or the entry into any agreement for the foregoing) and (vii) the sale, transfer or other assignment of, or the grant of any exclusive right in, any of the UP Parties’ patents or patent applications, other than licenses entered into in the ordinary course as permitted by the MSA (or the entry into any agreement for the foregoing).

2. Absence of Waiver. The Parties hereto agree that, except to the extent expressly set forth in paragraph 1 hereof, nothing contained herein shall be deemed to be a consent to or forbearance (or waiver) of any default or Trigger Event under the MSA or any related documents, and each of the Parties rights and remedies with respect thereto are fully preserved.

3. MSA Remains in Full Force and Effect. Except as expressly provided herein, the UP Parties hereby agree that the terms of the MSA as amended shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Ericsson Parties thereunder and under applicable law are hereby expressly reserved.

4. UP Resumes Responsibility if Closing Fails to Occur. Upon termination of the forbearance in paragraph 1 hereof (other than as a result of the Closing to have occurred), UP shall, within fifteen (15) days of such termination, transfer or cause to be transferred to UPLLC and/or UP International sufficient funds to cover all outstanding accounts payable and to provide for the on-going solvency of UPLLC and UP International in accordance with the MSA and any Ancillary Agreements.

7. Authority to Execute. The Parties each warrant and represent to the other than the individuals signing this Agreement on their behalf have full power and authority to execute and deliver the Agreement and to bind the respective parties hereto.

8. Choice of Law; Waiver of Jury Trial; Jurisdiction. This Agreement and the Transactions will be governed by the Laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware. The provisions of Section 8.4, 8.5 and 8.6 of the MSA are hereby incorporated by reference mutatis mutandis.

9. Entire Agreement. This Agreement contain the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TELEFONAKTIEBOLAGET L M ERICSSON		CLUSTER LLC

By:	/s/ Nina Macpherson	By:	/s/ John Han
Name:	Nina Macpherson	Name:	John Han
Title:	SVP and Chief Legal Officer	Title:	Authorized Person

By:	/s/ Gunilla Modén
Name:	Gunilla Modén
Title:

UNWIRED PLANET, INC.

By:	/s/ Noah D. Mesel
Name:	Noah D. Mesel
Title:	EVP and General Counsel

UNWIRED PLANET, LLC		UNWIRED PLANET IP HOLDINGS, INC.

By:	/s/ Noah D. Mesel	By:	/s/ Noah D. Mesel
Name:	Noah D. Mesel	Name:	Noah D. Mesel
Title:	VP	Title:	VP

UNWIRED PLANET INTERNATIONAL LTD		UNWIRED PLANET IP MANAGER, LLC

By:	/s/ Sami Saru	By:	/s/ Noah D. Mesel
Name:	Sami Saru	Name:	Noah D. Mesel
Title:	Managing Director	Title:	VP

3